December 2023

Re: Your investment in Madison Covered Call & Equity Income Fund

Dear Fellow Shareholder:

We’ve been trying to reach you regarding your investment in the Madison Covered Call & Equity Income Fund.

Our previous attempts to contact you have been unsuccessful. Please call us as soon as possible at 1-866-434-7510, Monday through Friday, between the hours of 10:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

/s/ Patrick F. Ryan
Patrick F. Ryan
President, Madison Funds

                                        MadisonCTA1223